[GRAPHIC OMITTED][GRAPHIC OMITTED]            [GRAPHIC OMITTED][GRAPHIC OMITTED]


Company contacts:

Savient Pharmaceuticals, Inc.                           Cytogen Corporation
Jack Domeischel, 732-565-4716                           Media/Investors contact:
jdomeischel@savientpharma.com                           Jonathan Fassberg
                                                        The Trout Group
                                                        (212) 477-9007 x16

     Cytogen and Savient Sign Letter of Intent for Marketing of SOLTAMOX(TM)

       The first oral liquid tamoxifen in the U.S. represents a new option for women with breast cancer including patients unable to
                        tolerate solid oral dosage forms

PRINCETON AND EAST BRUNSWICK, N.J., (FEBRUARY 8, 2006) -- Cytogen Corporation (NASDAQ: CYTO) and Savient Pharmaceuticals (NASDAQ: SVNT) announced today the execution of a binding letter of intent to negotiate a definitive agreement granting Cytogen exclusive marketing rights for SOLTAMOX(TM) (tamoxifen citrate) in the United States. SOLTAMOX, a cytostatic estrogen receptor antagonist, is the first oral liquid hormonal therapy approved in the U.S. It is indicated for the treatment of breast cancer in adjuvant and metastatic settings and to reduce the risk of breast cancer in women with ductal carcinoma in situ (DCIS) or with high risk of breast cancer.

"We are extremely pleased to announce our new strategic relationship with Savient," stated Michael D. Becker, president and chief executive officer of Cytogen. "SOLTAMOX represents a novel and synergistic addition to Cytogen's portfolio of oncology products."

Under the terms of the final transaction, Cytogen will pay to Savient upon closing an upfront licensing fee of $2 million and additional contingent sales-based milestone payments of up to a total of $4 million. Savient will also receive royalties on net sales of SOLTAMOX. Additionally, Rosemont Pharmaceuticals Ltd., a wholly owned subsidiary of Savient, will enter into a supply agreement with Cytogen for the manufacture and supply of SOLTAMOX.
Consummation of the transaction, which has been approved by the boards of directors of both companies, is subject to a number of conditions, including satisfactory completion of due diligence by Cytogen and negotiation and execution of definitive licensing and supply agreements by Cytogen, Savient and Rosemont. The parties expect the transaction to close by March 30, 2006. HSBC Securities (USA) Inc. acted as an advisor to Cytogen.

"Our agreement with Cytogen represents a major step forward in the advancement of our strategic plan to position Savient as an emerging specialty pharmaceutical company," said Christopher Clement, President and Chief Executive Officer of Savient. "SOLTAMOX is the first of what we hope will be many oral liquid product entries into the U.S. from Rosemont in support of the strategy to expand and maximize on the geographic reach of its oral liquids pharmaceutical business and the niche product opportunities that Rosemont affords. Cytogen's established commercial infrastructure and demonstrated ability to maximize niche oncology product opportunities brings together the optimal combination of experience and resources to develop and execute the successful launch and ongoing commercialization strategies that will bring this important product to the many patients who need it," he said.

SOLTAMOX is a product of Rosemont Pharmaceuticals Ltd., Savient's wholly owned subsidiary based in Leeds, United Kingdom. SOLTAMOX received U.S. regulatory approval in October 2005 and is licensed in the United Kingdom, Ireland and Germany.

About Hormone Therapy

Estrogen is known to promote the growth of approximately two thirds of breast cancers that contain estrogen or progesterone receptors. Breast cancer treatment often involves agents designed to block the effect of estrogen or lower estrogen levels. The antiestrogen drug that has been used most often is tamoxifen, which is taken daily in pill form and has been shown to greatly reduce the risk of cancer returning and improves overall survival in all age groups.

About SOLTAMOX

Dysphagia (swallowing difficulty) in women suffering from breast cancer can arise from several causes, including patients receiving combination chemotherapy and/or radiation therapy for metastatic breast cancer. It may also arise from either esophageal or stomach metastasis. Irrespective of the cause, many women with dysphagia are unable to tolerate the solid oral dosage forms of hormonal therapy and might benefit from a liquid dosage form, such as SOLTAMOX. Currently, SOLTAMOX is the only liquid hormonal therapy solution available in the United Kingdom, Ireland and Germany, and will soon be launched in the United States. The availability of an oral liquid dosing option could allow more women to benefit from hormonal treatment for estrogen receptor positive breast cancer.

Important safety information for SOLTAMOX

Use of SOLTAMOX in risk reduction setting (women at high risk for cancer and women with DCIS) has shown to cause cancer of the uterus, stroke, and blood clots. The benefits of SOLTAMOX outweigh its risks in women already diagnosed with breast cancer. SOLTAMOX should not be used in women who require concomitant use of coumarin-type anticoagulant, or in women with history of deep vein thrombosis or pulmonary embolus. Women who are pregnant or plan to become pregnant should not take SOLTAMOX. Cataracts and cataract surgery can also occur more frequently with SOLTAMOX. The most frequently reported adverse reactions with SOLTAMOX were hot flashes and vaginal discharge.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ, is a biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

ABOUT SAVIENT
-------------

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc., is an emerging specialty pharmaceuticals company, is engaged in developing, manufacturing, and marketing pharmaceutical products that address unmet medical needs in both niche and broader markets. The Company's lead product development candidate, Puricase(R) (PEG-uricase), for the treatment of refractory gout has reported positive Phase 1 and 2 clinical data. Savient's experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company's expertise in specialty pharmaceuticals and initial focus in rheumatology. Savient markets its product Oxandrin(R) (oxandrolone, USP) in the United States. The Company's subsidiary, Rosemont Pharmaceuticals Ltd., develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market. Rosemont's product portfolio includes over 90 liquid formulations primarily targeting the geriatric population. Savient's product Mircette(R) (desogestrel/ethinyl estradiol and ethinyl estradiol), an oral contraceptive, is marketed by its licensee, Duramed Pharmaceuticals, Inc. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on the Company can be accessed by visiting www.savientpharma.com.

For Cytogen:

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of successfully consummating the strategic relationship with Savient; the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects; the risks associated with Cytogen's strategic relationships, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Savient:

This news  release  contains  forward-looking  statements  within the meaning of
Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company's strategy, expected future financial position, results of operations, cash flows, financing plans, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the closing of the Soltamox transaction with Cytogen are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company's business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, the Company's ability to complete the restatement of its financial statements described above on a timely basis, delay or failure in developing Puricase and other product candidates; difficulties of expanding the Company's product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; the Company's continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company's products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company's intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company's forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company's forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.


                                       ###